 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2007

DETTO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-100241	01-656333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14320 NE 21st Street, Bellevue, Washington	98007
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(425) 201-5000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Detto Technologies, Inc. (“Detto” or the "Company") from time-to- time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management, as well as estimates and assumptions made by the Company's management. When used in the Filings, the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of those terms and similar expressions as they relate to the Company or the Company's management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company's industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of those risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 22, 2007, Mr. Tuvia Barak was appointed to the Board of Directors of the Company. Mr. Barak is currently the President of Crossways Consulting Group ("Crossways"), a New York-based business development and management consulting company he established in 1993. Prior to Crossways, Mr. Barak had a 12-year tenure with Tadiran, Inc., the North American subsidiary of Tadiran, the largest electronics conglomerate in Israel. Mr. Barak holds a M.Sc. in E.E. from the Technion Institute of Technology, Haifa, Israel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DETTO TECHNOLOGIES, INC.

Date: August 22, 2007	By:	/s/ Larry Mana’o
Larry Mana’o, Chief Executive Officer